Exhibit 99.1

HEXCEL CORPORATION
281 Tresser Blvd.
Stamford, CT 06901

Joseph H. Shaulson
46 Mill Road
Stamford, CT  06903

September 12, 2006

RE:  Sale Incentive Bonus

Dear Joe:

As you are aware, Hexcel is exploring the sale to one or more purchasers of its ballistics, electronics and general industrial businesses conducted at the Anderson SC and Statesville NC facilities, and its architectural businesses (the “businesses”).  In connection with the proposed sale, you will have the opportunity to earn a sale incentive bonus on the terms set forth below:

1.                 Sale Incentive Bonus

a. You will be eligible to receive a sale incentive bonus (“Sale Incentive Bonus”) as set forth on Schedule A hereto

b.  Hexcel reserves the right in its sole discretion to not offer any or all of the businesses for sale, or to withdraw any or all of the businesses initially offered for sale, for any reason or no reason, and to determine the terms and conditions of sale. Hexcel will provide you with a written Notice of Withdrawal when it has made a final decision not to offer a business for sale.

c. You will forfeit any Sales Incentive Bonus otherwise payable and the additional benefits described in paragraph 1.e. below if (i) you willfully and continuously (excluding periods of incapacity) fail to assist Hexcel (after written notice from Hexcel reasonably describing such failure) in implementing the sale process on the reasonable terms and conditions established by Hexcel, including travel away from your principal office, or otherwise materially breach this agreement, (ii) you terminate your employment other than by reason of your death or for “good reason” as defined in Section 3(d) (ii)-(ix) in your Executive Severance Agreement before the consummation of the sale of the businesses not subject to a

Notice of Withdrawal, or (iii) your employment is terminated for “cause” (as defined in your Executive Severance Agreement).

d.  The Sales Incentive Bonus will be paid to you as follows:

(i) if prior to the consummation of the sale of the businesses not subject to a Notice of Withdrawal you die or terminate your employment for “good reason” (as defined in paragraph 1.c. above) and provided you specify a “Termination Date” of no less than 15 days after delivery to Hexcel of the “Notice of Termination” (as such terms are defined in your Executive Severance agreement) relating to such termination, or your employment is terminated by Hexcel other than for “cause,” the Sales Incentive Bonus will be paid to you as soon as practicable in 2007;

(ii) if on or after consummation of the sale of the businesses not subject to a Notice of Withdrawal your employment terminates for any reason other than termination by Hexcel for “cause,” the Sales Incentive Bonus will be paid to you on the tenth day following your termination of employment; or

(iii) if after consummation of the sale of the businesses not subject to a Notice of Withdrawal you remain employed by Hexcel, the Sales Incentive Bonus will be paid to you as soon as practicable in 2007;

provided that, in any event, if calculation of all or any portion of the Sales Incentive Bonus is not administratively practicable, the payment of such amount will be made to you promptly during the first calendar year in which calculation and payment of the Incentive Sales Bonus is administratively practicable.

e.                 Upon your termination of employment due to death or for “good reason” (as defined in paragraph 1.c. above) or your termination by Hexcel other than for “cause” prior to the consummation of the sale of the businesses not subject to a Notice of Withdrawal, or upon your termination of employment for any reason other than your termination by Hexcel for “cause” on or following (A) the consummation of the sale of the businesses not subject to a Notice of Withdrawal, or (B) your receipt of a Notice of Withdrawal of all businesses not sold, then (x) any outstanding unvested stock options and restricted stock units that would have vested within 180 days of the “Termination Date” had such termination not occurred shall be deemed vested as of the “Termination Date” and (y) the exercise period under any vested stock options outstanding as of the “Termination Date” (after giving effect to any accelerated vesting) shall automatically be extended until the earlier of (i) the first anniversary of the “Termination Date” or (ii) the latest date to which the exercise period of the option may be extended without constituting an “extension” of the option for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury Regulations thereunder; provided, however, that the accelerated vesting of stock options and restricted stock units and the extension of the option exercise period will be null and void and have no effect if you remain employed by Hexcel on the sixtieth calendar day after the earlier of (i) the consummation of the sale of the businesses not subject to a Notice of Withdrawal or (ii) your receipt of a Notice of Withdrawal of all businesses not sold.

2.                 General Terms

a.                 You will keep the existence and terms of this agreement confidential, and not disclose them to anyone (other than your advisors and immediate family) except as may be required by law or to the extent Hexcel consents or publicly has made such disclosure

b.                You will assist in any reorganization of the Reinforcements GBU or Hexcel and use reasonable efforts to maintain the goodwill and the operations of the businesses in the ordinary course and consistent with past practice (except as the goodwill or the operations may be adversely impacted by any such reorganization or by the sale or proposed sale of the businesses), provided, no breach of this paragraph will be asserted by Hexcel unless you willfully and continuously (excluding periods of incapacity) are in breach hereof after written notice from Hexcel reasonably describing such breach.

c.                 The Sales Incentive Bonus will not apply in determining benefit accruals (neither increasing nor decreasing them) under any compensation or welfare benefit plan, program or arrangement now or hereafter applicable to you including, without limitation, your Executive Severance Agreement, your EDCA agreement, Hexcel’s qualified and non-qualified 401K plans and its insurance and other welfare plans

d.                This agreement constitutes the entire agreement and supercedes all prior agreements and understandings, both written and verbal, between you and Hexcel regarding the Sale Incentive Bonus, provided, however, for removal of doubt, that

i.                     Nothing herein (save for clauses 1.e. above and (iii) below) shall be construed as amending your Executive Severance Agreement or any other agreement between you and Hexcel

ii.                  Your assent to this agreement and performance hereunder will not be construed as your consent to, or waiver of rights with respect to, any circumstance that may constitute “good reason”

as defined in the Executive Severance Agreement, including without limitation any diminution in your position, duties, responsibilities or authority as measured against those existing on June 1, 2006.

iii.               Notwithstanding anything to the contrary in Section 3(d) of your Executive Severance Agreement, you will not be deemed to have waived any “good reason,” as defined in Section 3(d)(i) of your Executive Severance Agreement, based on circumstances (A) existing as of the date hereof or (B) arising after the date hereof, so long as you provide Hexcel a “Notice of Termination” under Section 3(d)(i) by the sixtieth day after the earlier of (i) the consummation of the sale of the businesses not subject to a Notice of Withdrawal or (ii) your receipt of a Notice of Withdrawal of all businesses not sold.

e.                  Notices, demands and all other communications provided for in this agreement shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as follows:

If to you:
46 Mill Road
Stamford, CT 06903

If to Hexcel:
Hexcel Corporation
281 Tresser Blvd.
Stamford, CT 06901-3238
Attn:	General Counsel

or to such other address you or Hexcel may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

f.                    No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed, on your behalf, by you or your legal representative, and on Hexcel’s behalf, by the CEO or any Executive Vice President or Senior Vice President.  No waiver by either of us, at any time, of any breach by the other of, or compliance with, any condition or provision of this agreement to be performed by the other will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No representations, oral or otherwise, express or implied, with respect to the Sale Incentive Bonus have been made by either of us which are not set forth expressly in this agreement.  The validity, interpretation, construction and performance of this agreement will be governed by the laws of the State of Connecticut without regard to its conflicts of law principles.

g.                 Any dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of Connecticut, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction

h.                 In the event the Hexcel fails to make any payment to you when due, you, in addition to any other remedy available at law or in equity, will be entitled to interest on such unpaid amounts from the date such payment was due to the date actual payment is received, at the legal rate applicable to unpaid judgments

i.                     This agreement will enure to the benefit of your legal representatives in the event of your death and to the benefit of Hexcel’s successors and to its assigns, provided such assigns assume the performance of this agreement (which assignment and assumption will not relieve Hexcel of its obligations hereunder).

j.                     To the extent applicable, this agreement shall be interpreted in accordance with Section 409A of the Code and the Treasury Regulations thereunder, and the phrase “termination of employment” as used in this agreement shall be interpreted as having the same meaning as the term “separation from service” under Section 409A of the Code.  You consent to Hexcel adopting such conforming amendments to this agreement, including specifying the “latest date” referred to in paragraph 1(e) above, as Hexcel in its sole discretion reasonably deems necessary to comply with Section 409A of the Code.  In no event shall Hexcel be required to pay to you any “gross-up” or other payment with respect to any taxes or penalties imposed under Section 409A of the Code with respect to any payment, benefit or other amount paid or payable to you under this agreement. Notwithstanding anything to the contrary in this agreement or in any restricted stock unit agreement modified by paragraph 1.e. hereof, if you are a “specified employee” (as determined by Hexcel in accordance with Section 409A of the Code) at the time you are entitled to receive payment of the Sales Incentive Bonus or to receive stock issued pursuant to such restricted stock unit agreement, as so modified, such payment and such issuance will be delayed if and to the extent required by Section 409A of the Code.

Please acknowledge your acceptance hereof by signing and returning an original countersigned copy of this letter agreement to the undersigned.

Sincerely

/s/ Robert G. Hennemuth
Robert G. Hennemuth
Senior Vice President

Accepted:
Joseph H. Shaulson

/s/ Joseph H. Shaulson